Exhibit 99.1
                                                                  ------------

                      COUNTRYWIDE HOME LOANS SERVICING LP


                             OFFICERS' CERTIFICATE
                    ANNUAL STATEMENT OF THE MASTER SERVICER


                                  CWABS, INC.
                    ASSET-BACKED CERTIFICATES TRUST 2005-15
                   ASSET-BACKED CERTIFICATES, SERIES 2005-15


     The undersigned do hereby certify that they are each an officer of Countrywide GP, Inc., general partner of Countrywide Home Loans Servicing LP (a "Master Servicer"), and do hereby further certify pursuant to Section 3.16 of the Pooling and Servicing Agreement for the above-captioned Series (the "Agreement") that:

(i) A review of the activities of the Master Servicer during the preceding calendar year and of the performance of the Master Servicer under the Agreement has been made under our supervision; and

(ii) To the best of our knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the Agreement throughout such year.



/s/ Craig Baingo                                 Dated: March 29, 2006
-------------------------

CRAIG BAINGO
EXECUTIVE VICE PRESIDENT



/s/ Kevin Meyers                                 Dated: March 29, 2006
----------------

KEVIN MEYERS
MANAGING DIRECTOR, CHIEF FINANCIAL
OFFICER, LOAN ADMINISTRATION